EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77C:
  Submission of matters to a vote of security holders.

EXHIBIT B:
  Attachment to item 77D:
  Policies with respect to security investments.

EXHIBIT C:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT D:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Item 77C

I.	A Special Meeting of the Shareholders of the AST Alger
Growth Portfolio of the Registrant was held on February 15, 2001 for the following purpose:

	To approve or disapprove the Plan of
Reorganization of the Trust on behalf of the AST Alger
Growth Portfolio and the AST MFS Growth Portfolio of the Trust, that provides for the acquisition of substantially all of the assets of the AST Alger Growth
Portfolio in exchange for shares of the AST MFS Growth
Portfolio, the distribution of such shares to the shareholders of the AST Alger Growth Portfolio, and the liquidation and dissolution of the AST Alger Growth
Portfolio.

With regard to the resolution approving the Plan of Reorganization of the Trust on behalf of the AST
Alger Growth Portfolio and the AST MFS Growth Portfolio of the Trust, that provides for the acquisition of substantially all of the assets of the AST Alger Growth
Portfolio in exchange for shares of the AST MFS Growth
Portfolio, the distribution of such shares to the shareholders of the AST Alger Growth Portfolio, and the liquidation and dissolution of the AST Alger Growth
Portfolio:

127,174,075.044			shares were voted for,

5,200,440.495			shares were voted against, and

9,703,861.462			shares abstained.


II.	A Special Meeting of the Shareholders of the AST Alger
Mid-Cap Growth Portfolio of the Registrant was held on February 15, 2001 for the following purpose:

	To approve or disapprove the Plan of
Reorganization of the Trust on behalf of the AST Alger
Mid-Cap Growth Portfolio and the AST Alger All-Cap
Growth Portfolio of the Trust, that provides for the acquisition of substantially all of the assets of the AST Alger Mid-Cap Growth Portfolio in exchange for shares of the AST Alger All-Cap Growth Portfolio, the distribution of such shares to the shareholders of the AST Alger Mid-Cap Growth Portfolio, and the liquidation and dissolution of the AST Alger Mid-Cap Growth
Portfolio.

With regard to the resolution approving the Plan of Reorganization of the Trust on behalf of the AST
Alger Mid-Cap Growth Portfolio and the AST Alger All-
Cap Growth Portfolio of the Trust, that provides for the acquisition of substantially all of the assets of the AST Alger All-Cap Growth Portfolio in exchange for shares of the AST Alger All-Cap Growth Portfolio, the distribution of such shares to the shareholders of the AST Alger Mid-Cap Growth Portfolio, and the liquidation and dissolution of the AST Alger Mid-Cap Growth
Portfolio:

81,754,167.681			shares were voted for,

3,704,290.405			shares were voted against, and

7,530,028.914			shares abstained.



EXHIBIT B:
Item 77D

Effective as of May 1, 2001, the date of the Registrant's most recent prospectus, a sub-advisory change took place for one Portfolio of the Registrant (the AST Goldman Sachs Small-Cap Value Portfolio, which formerly was named the AST Lord Abbett Small Cap Value Portfolio). In connection with the new sub-advisor assuming responsibility for the management of the Portfolio, a number of changes were made to the investment policies of the Portfolio. The current investment policies of this Portfolio are described in detail in the Prospectus and Statement of Additional Information for the Registrant included as part of Post-Effective Amendment No. 39 to the Registrant's Registration Statement filed on April 30, 2001.

The portion of the AST Alliance Growth Portfolio's assets that can be invested in the equity securities of U.S. companies was decreased from 85% to 80%. In addition, the AST INVESCO Equity Income Portfolio added disclosure to clarify that the 5% limitation on Portfolio assets invested in the securities of any one company or more than 25% in any one industry is with respect to 75% of the value of its total assets. The AST American Century Strategic Balanced Portfolio is no longer required to invest a minimum of 25% of its asset in fixed income senior securities. In addition the AST American Century Strategic Balanced Portfolio's fixed income assets that can be invested in high-yield securities or "junk bonds" was increased from 10% to 15%. Finally, disclosure was added to the AST T. Rowe Price Global Bond Portfolio to allow the Portfolio to invest up to 30% of its assets in mortgage-backed (including derivatives, such as collateralized mortgage obligations and stripped mortgage securities) and asset-backed securities.


EXHIBIT C:
Item 77O

	On January 11, 2001, the AST PIMCO Total Return Bond Portfolio of the Registrant purchased 1,300,000 shares of Daimlerchrysler NA HLDG GLBL common stock from J.P. Morgan Securities in an underwritten offering of 1,000,000,000 shares of such stock in which Deutsche Bank, an affiliate of the Portfolio's sub-advisor, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $99.69 per share.

	On February 7, 2001, the AST American Century Income & Growth Portfolio of the Registrant purchased 24,900 shares KPMG Consulting, Inc. common stock from Morgan Stanley Dean Witter Merrill Lynch Capital Markets Nations Banc in an underwritten offering of 112,482,000 shares of such stock in which Morgan Stanley Dean Witter, an affiliate of the Fund's sub-advisor, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $18.00 per share.

	On March 7, 2001, the AST PIMCO Limited Maturity Bond Portfolio of the Registrant purchased 6,500,000 shares of France Telecom common stock from BNP Paribas in an underwritten offering of 2,000,000,000 shares of such stock in which Deutsche Bank, an affiliate of the Portfolio's sub-advisor, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $99.84 per share.

	On April 25, 2001, the AST PIMCO Limited Maturity Bond Portfolio of the Registrant purchased 7,000,000 shares of Pitney Bowes, Inc. corporate bonds from J.P. Morgan in an underwritten offering of 3,000,000,000 shares of such stock in which Deutsche Bank, an affiliate of the Portfolio's sub-advisor, was a member of the selling syndicate. The
Portfolio purchased the security at the public offering price of $99.90 per share.

	On May 8, 2001, the AST PIMCO Total Return Bond Portfolio of the Registrant purchased 3,900,000 shares of Washington Mutual Bank Global Bond corporate bonds from Merrill Lynch in an underwritten offering of 1,000,000,000 shares of such stock in which Deutsche Bank, an affiliate of the Portfolio's sub-advisor, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $100.00 per share.

	On May 17, 2001, the AST Neuberger Berman Mid-Cap Growth Portfolio of the Registrant purchased 2,400 shares of Tellium, Inc. common stock from Morgan Stanley & Co. in an underwritten offering of 10,350,000 shares of such stock in which Neuberger Berman, LLC, an affiliate of the Portfolio's sub-advisor, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $15.00 per share.

	On June 11, 2001, the AST Neuberger Berman Mid-Cap Value Portfolio of the Registrant purchased 25,600 shares of Willis Group Holdings Limited. common stock from Solomon Smith Barney in an underwritten offering of 23,000,000 shares of such stock in which Neuberger Berman, LLC, an affiliate of the Portfolio's sub-advisor, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $13.50 per share.

	On June 12, 2001, the AST American Century Income & Growth Portfolio of the Registrant purchased 41,900 shares of Kraft Foods, Inc. common stock from Credit Suisse/Tucker Anthony Cleary Gull in an underwritten offering of 280,000,000 shares of such stock in which J. P. Morgan, an affiliate of the Portfolio's sub-advisor, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $31.00 per share.

	On June 12, 2001, the AST American Century Strategic Balanced Portfolio of the Registrant purchased 12,100 shares of Kraft Foods, Inc. common stock from Credit Suisse in an underwritten offering of 280,000,000 shares of such stock in which J. P. Morgan, an affiliate of the Portfolio's sub-advisor, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $31.00 per share.

	On June 19, 2001, the AST Neuberger Berman Mid-Cap
Value Portfolio of the Registrant purchased 216,400 shares of The Phoenix Companies, Inc. common stock from Morgan
Stanley in an underwritten offering of 48,800,000 shares of such stock in which Neuberger Berman, LLC, an affiliate of the Portfolio's sub-advisor, was a member of the selling syndicate. The Portfolio purchased the security at the public offering price of $17.50 per share.

At its April 10, 2001 meeting, the Registrant's Board of Trustees made the determinations required by rule 10f-3 under the Investment Company Act of 1940 for the first three transactions listed above based on information with regard to compliance with rule 10f-3 and the Registrant's rule 10f-3 procedures that were provided to it by the Portfolio's Investment Manager, which in turn had been provided to the Investment Manager by the Portfolio's sub-adviser.

For the last seven transactions listed above, the Investment Manager has obtained information from each Portfolio's sub-adviser with regard to compliance with rule
10f-3 under the Investment Company Act of 1940 and the Registrant's rule 10f-3 procedures. At its October 5, 2001 meeting, the Registrant's Board of Trustees will in turn consider making the determinations required by rule 10f-3 based on information provided to it by the Investment
Manager.

EXHIBIT D:
Item 77Q1

The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the AST Goldman Sachs Small-Cap Value Portfolio is incorporated by reference to Exhibit (d)(17) of Post-
Effective Amendment No. 39 to the Registrant's Registration
Statement filed on April 30, 2001.

The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the AST Alliance/Bernstein Growth + Value
Portfolio is incorporated by reference to Exhibit (d)(40) of Post-Effective Amendment No. 39 to the Registrant's
Registration Statement filed on April 30, 2001.

The Investment Management Agreement between the Registrant and American Skandia Investment Services, Incorporated with respect to the AST Sanford Bernstein Core Value Portfolio is incorporated by reference to Exhibit (d)(41) of Post-Effective Amendment No. 39 to the Registrant's Registration Statement filed on April 30, 2001.

The Sub-advisory Agreement between American Skandia Investment Services, Incorporated and Goldman Sachs Asset Management with respect to the AST Goldman Sachs Small-Cap Value Portfolio is incorporated by reference to Exhibit
(d)(59) of Post-Effective Amendment No. 39 to the Registrant's Registration Statement filed on April 30, 2001.

The Sub-advisory Agreement between American Skandia
Investment Services, Incorporated and Marsico Capital
Management, LLC with respect to the AST Marsico Capital
Growth Portfolio is incorporated by reference to Exhibit
(d)(64) of Post-Effective Amendment No. 38 to the
Registrant's Registration Statement filed on February 15,
2001.

The Sub-advisory Agreement between American Skandia
Investment Services, Incorporated, Alliance Capital
Management L.P. and Sanford C. Bernstein & Co., LLC with respect to the AST Alliance/Bernstein Growth + Value
Portfolio is incorporated by reference to Exhibit (d)(82) of Post-Effective Amendment No. 39 to the Registrant's
Registration Statement filed on April 30, 2001.

The Sub-advisory Agreement between American Skandia Investment Services, Incorporated and Sanford C. Bernstein & Co., LLC with respect to the AST Sanford Bernstein Core Value Portfolio is incorporated by reference to Exhibit
(d)(83) of Post-Effective Amendment No. 39 to the Registrant's Registration Statement filed on April 30, 2001.

A copy of the Plan of Reorganization with respect to the AST
MFS Growth Portfolio, the AST Alger All-Cap Growth Portfolio the AST Alger Growth Portfolio, and the AST Alger Mid-Cap
Growth Portfolio is attached hereto as Exhibit A.



PLAN OF REORGANIZATION

THIS PLAN OF REORGANIZATION (the "Plan") is made as of this 15th day of February, 2001, by American Skandia Trust (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts with its principal place of business at One Corporate Drive, Shelton, Connecticut 06484, on behalf of the AST MFS Growth Portfolio, the AST Alger All-Cap Growth Portfolio (the AST MFS Growth Portfolio and the AST Alger All-Cap Growth Portfolio are referred to herein as the "Acquiring Portfolios"), the AST Alger Growth Portfolio, and the AST Alger Mid-Cap Growth Portfolio (the AST Alger Growth Portfolio and the AST Alger Mid-Cap Growth Portfolio are referred to herein as the "Acquired Portfolios"), all series of the Trust. Together, the Acquiring Portfolios and Acquired Portfolios are referred to as the "Portfolios."

The reorganizations (hereinafter referred to as the
"Reorganization") will consist of (i) the acquisition by
each Acquiring Portfolio, of substantially all of the
property, assets and goodwill of the corresponding Acquired
Portfolio and the assumption by such Acquiring Portfolio of
all of the liabilities of the Corresponding Acquired
Portfolio in exchange solely for full and fractional shares
of beneficial interest, par value $0.001 each, of the
Acquiring Portfolio ("Acquiring Portfolio Shares"); (ii)
the distribution of Acquiring Portfolio Shares to the
shareholders of each corresponding Acquired Portfolio
according to their respective interests in complete
liquidation of the Acquired Portfolio; and (iii) the
dissolution of each Acquired Portfolio as soon as
practicable after the closing (as defined in Section 3,
hereinafter called the "Closing"), all upon and subject to
the terms and conditions of this Plan hereinafter set forth.
Each Acquiring Portfolio is identified in the table
below opposite its corresponding Acquired Portfolio:
Acquiring Portfolio                  Acquired Portfolio
AST MFS Growth Portfolio             AST Alger Growth Portfolio
AST Alger All-Cap Growth Portfolio   AST Alger Mid-Cap Growth Portfolio
In order to consummate the Plan, the following actions shall be taken by the Trust on behalf of the Acquiring
Portfolios and Acquired Portfolios:

1.	Sale and Transfer of Assets, Liquidation and
Dissolution of Acquired Portfolio.
	(a)	Subject to the terms and conditions of this Plan,
the Trust on behalf of each Acquired Portfolio shall convey, transfer and deliver to the corresponding Acquiring
Portfolio at the Closing all of the Acquired Portfolio's
then existing assets subject to its liabilities, free and
clear of all liens, encumbrances, and claims whatsoever
(other than shareholders' rights of redemption), except for
cash, bank deposits, or cash equivalent securities in an estimated amount necessary to (i) discharge its unpaid liabilities on its books at the closing date (as defined in section 3, hereinafter the "Closing Date"), including, but
not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to, and through, the Closing Date; and (ii) pay such contingent liabilities as the Board of Trustees shall reasonably deem to exist against the Acquired Portfolio, if any, at the
Closing Date, for which contingent and other appropriate liabilities reserves shall be established on the Acquired Portfolio's books (hereinafter "Net Assets"). Each
Acquired Portfolio shall also retain any and all rights that it may have over and against any person that may have
accrued up to and including the close of business on the
Closing Date.
	(b)	Subject to the terms and conditions of this Plan,
the Trust on behalf of each Acquiring Portfolio shall at the Closing deliver to the corresponding Acquired Portfolio the number of Acquiring Portfolio Shares, determined by dividing the net asset value per share of the shares of the
corresponding Acquired Portfolio ("Acquired Portfolio
Shares") on the Closing Date by the net asset value per
share of the corresponding Acquiring Portfolio Shares, and multiplying the result thereof by the number of outstanding Acquired Portfolio Shares as of the close of regular trading on the New York Stock Exchange (the "NYSE") on the Closing
Date.  All such values shall be determined in the manner and as of the time set forth in Section 2 hereof.
(c)	Immediately following the Closing, each Acquired
Portfolio shall distribute pro rata to its shareholders of
record as of the close of business on the Closing Date, the Acquiring Portfolio Shares received by the Acquired
Portfolio pursuant to this Section 1 and then shall
terminate and dissolve.  Such liquidation and distribution
shall be accomplished by the establishment of accounts on
the share records of the Trust relating to each Acquiring Portfolio and noting in such accounts the type and amounts of such Acquiring Portfolio Shares that such former Acquired Portfolio shareholders are due based on their respective holdings of the Acquired Portfolio as of the close of
business on the Closing Date.  Fractional Acquiring
Portfolio Shares shall be carried to the third decimal
place.  The Acquiring Portfolios shall not issue
certificates representing the Acquiring Portfolio shares in connection with such exchange.
2.	Valuation.
(a)	The value of each Acquired Portfolio's Net Assets
to be transferred to the corresponding Acquiring Portfolio hereunder shall be computed as of the close of regular trading on the NYSE on the Closing Date (the "Valuation
Time") using the valuation procedures set forth in Trust's currently effective prospectus.
(b)	The net asset value of a share of each Acquiring
Portfolio shall be determined to the third decimal point as
of the Valuation Time using the valuation procedures set
forth in the Trust's currently effective prospectus.
(c)	The net asset value of a share of each Acquired
Portfolio shall be determined to the third decimal point as
of the Valuation Time using the valuation procedures set
forth in the Trust's currently effective prospectus.
3.	Closing and Closing Date.
The consummation of the transactions contemplated
hereby shall take place at the Closing (the "Closing").
The date of the Closing (the "Closing Date") shall be
February 16, 2001, or such later date as determined by the Trust's officers. The Closing shall take place at the principal office of the Trust at 5:00 P.M. Eastern time on
the Closing Date.  The Trust on behalf of each Acquired
Portfolio shall have provided for delivery as of the Closing of each Acquired Portfolio's Net Assets to be transferred to the account of the corresponding Acquiring Portfolio at the Acquiring Portfolios' Custodian, PFPC Trust Company, Airport Business Center, International Court 2, 200 Stevens Drive, Philadelphia, PA 19113. Also, the Trust on behalf of each Acquired Portfolio shall produce at the Closing a list of names and addresses of the shareholders of record of the
Acquired Portfolio Shares and the number of full and
fractional shares owned by each such shareholder, all as of
the Valuation Time, certified by its transfer agent or by
its President to the best of its or his or her knowledge and belief. The Trust on behalf of each Acquiring Portfolio shall issue and deliver a confirmation evidencing the
Acquiring Portfolio Shares to be credited to the
corresponding Acquired Portfolio's account on the Closing
Date to the Secretary of the Trust, or shall provide
evidence satisfactory to the Acquired Portfolio that such Acquiring Portfolio Shares have been registered in an account on the books of the Acquiring Portfolio in such
manner as the Trust on behalf of Acquired Portfolio may
request.
4.	Representations and Warranties by the Trust on behalf
of each Acquired Portfolio.
The Fund makes the following representations and
warranties about each Acquired Portfolio:
(a) Each Acquired Portfolio is a series of the Trust,
a business trust organized under the laws of the
Commonwealth of Massachusetts and validly existing and in
good standing under the laws of that jurisdiction.  The
Trust is duly registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company and all of the Acquired
Portfolio Shares sold were sold pursuant to an effective registration statement filed under the Securities Act of
1933, as amended (the "1933 Act").
(b) The Trust is authorized to issue an unlimited
number of shares of beneficial interest, par value $0.001
each, each outstanding share of which is fully paid, non-assessable, fully transferable and has full voting rights and currently issues shares of forty-one (41) series.  The
Trust is authorized to issue an unlimited number of shares
of beneficial interest of each series.
	(c)	The financial statements appearing in the Trust's
Annual Report to Shareholders for the fiscal year ended
December 31, 1999, audited by Deloitte & Touche LLP, and its Semiannual Report to Shareholders for the six months ended
June 30, 2000, fairly present the financial position of each Acquired Portfolio as of such dates and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a
consistent basis.
(d)	The Trust has the necessary power and authority to
conduct each Acquired Portfolio's business as such business
is now being conducted.
	(e)	The Trust on behalf of each Acquired Portfolio is
not a party to or obligated under any provision of the
Trust's Amended and Restated Declaration of Trust or By-
laws, or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be
violated by its execution of or performance under this Plan.
	(f)	Neither Acquired Portfolio is under the
jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Internal Revenue
Code of 1986, as amended (the "Code").
	(g)	Neither Acquired Portfolio has any unamortized or
unpaid organizational fees or expenses.
(h)	Each Acquired Portfolio has qualified as a
regulated investment company (a "RIC") under the Code
since its inception and will continue to qualify at the
Closing, and the consummation of the transactions
contemplated by this Plan will not cause such Acquired
Portfolio to fail to satisfy the requirements of subchapter
M of the Code.  Each Acquired Portfolio also has satisfied
the diversification requirements of Section 817(h) of the
Code since its inception and will continue to satisfy such requirements at the Closing.
5.	Representations and Warranties by the Fund on behalf of
each Acquiring Portfolio.
The Fund makes the following representations and
warranties about each Acquiring Portfolio:
(a)	Each Acquiring Portfolio is a series of the Trust,
a business trust organized under the laws of the
Commonwealth of Massachusetts and validly existing and in
good standing under the laws of that jurisdiction.  The
Trust is duly registered under the 1940 Act as an open-end, management investment company and all of the Acquiring
Portfolio Shares sold have been sold pursuant to an
effective registration statement filed under the Securities
Act of 1933, as amended (the "1933 Act").
(b)	The Trust is authorized to issue an unlimited
number of shares of beneficial interest, par value $0.001
each, each outstanding share of which is fully paid, non-assessable, fully transferable and has full voting rights and currently issues shares of forty-one (41) series.  The
Trust is authorized to issue an unlimited number of shares
of beneficial interest of each series. Acquiring Portfolio Shares to be issued pursuant to this Plan will be fully paid, non-assessable, freely transferable and have full
voting rights.
(c)	At the Closing, Acquiring Portfolio Shares will be
eligible for offering to the public in those states of the
United States and jurisdictions in which the shares of the corresponding Acquired Portfolio are presently eligible for offering to the public, and there are a sufficient number of Acquiring Portfolio Shares registered under the 1933 Act to permit the transfers contemplated by this Plan to be consummated.
(d)	The financial statements appearing in the Trust's
Annual Report to Shareholders for the fiscal year ended
December 31, 1999, audited by Deloitte & Touche LLP, and its Semiannual Report to Shareholders for the six months ended
June 30, 2000, fairly present the financial position of each Acquiring Portfolio as of such dates and the results of its operations for the periods indicated in conformity with generally accepted accounting principles applied on a
consistent basis.
(e)	The Trust has the necessary power and authority to
conduct each Acquiring Portfolio's business as such business is now being conducted.
(f)	The Trust on behalf of each Acquiring Portfolio is
not a party to or obligated under any provision of the
Trust's Amended and Restated Declaration of Trust or By-
laws, or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be
violated by its execution of or performance under this Plan.
	(g)	Neither the Trust nor either of the Acquiring
Portfolios is under the jurisdiction of a court in Title 11
or similar case within the meaning of Section 368(a)(3)(A)
of the Code.
	(h)	Each Acquiring Portfolio has qualified as a RIC
under the Code since its inception and will continue to
qualify at the Closing, and the consummation of the
transactions contemplated by this Plan will not cause such Acquiring Portfolio to fail to satisfy the requirements of subchapter M of the Code. Each Acquiring Portfolio also has satisfied the diversification requirements of Section 817(h)
of the Code since its inception and will continue to satisfy such requirements at the Closing.
6.	Representations and Warranties by the Trust on behalf
of the Portfolios.
	The Trust makes the following representations and warranties about each of the Portfolios:
	(a)	The statement of assets and liabilities to be
created by the Trust for each of the Portfolios as of the Valuation Time for the purpose of determining the number of Acquiring Portfolio Shares to be issued pursuant to Section
1 of this Plan will accurately reflect the Net Assets in the case of the Acquired Portfolios and the net assets in the
case of the Acquiring Portfolios, and outstanding shares, as of such date, in conformity with generally accepted
accounting principles applied on a consistent basis.
	(b)	At the Closing, the Portfolios will have good and
marketable title to all of the securities and other assets
shown on the statement of assets and liabilities referred to in "(a)" above, free and clear of all liens or
encumbrances of any nature whatsoever, except such
imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.
(c)	Except as may be disclosed in the Trust's current
effective prospectus, there is no material suit, judicial
action, or legal or administrative proceeding pending or threatened against any of the Portfolios.
	(d)	There are no known actual or proposed deficiency
assessments with respect to any taxes payable by any of the
Portfolios.
	(e)	The execution, delivery, and performance of this
Plan have been duly authorized by all necessary action of the Trust's Board of Trustees, and this Plan constitutes a valid and binding obligation enforceable in accordance with its terms.

	(f)	It anticipates that consummation of this Plan will
not cause any of the Portfolios to fail to conform to the requirements of Subchapter M of the Code for Federal income taxation as a RIC at the end of each fiscal year or to
conform to the requirements of Section 817(h) at the end of
each tax quarter.
	(g)	The Trust has the necessary power and authority to
conduct the business of the Portfolios, as such business is
now being conducted.
7.	Intentions of the Trust on behalf of the Portfolios.
	(a)	The Trust intends to operate each Portfolio's
respective business as presently conducted between the date
hereof and the Closing.
	(b)	The Trust intends that the Acquired Portfolios
will not acquire the Acquiring Portfolio Shares for the
purpose of making distributions thereof to anyone other than the Acquired Portfolio's shareholders.
	(c)	The Trust on behalf of each Acquired Portfolio
intends, if this Plan is consummated, to liquidate and
dissolve each Acquired Portfolio.
	(d)	The Trust intends that, by the Closing, all of the
Portfolios' Federal and other tax returns and reports
required by law to be filed on or before such date shall
have been filed, and all Federal and other taxes shown as
due on said returns shall have either been paid or adequate
liability reserves shall have been provided for the payment
of such taxes.
	(e)	At the Closing, the Trust on behalf of each
Acquired Portfolio intends to have available a copy of the shareholder ledger accounts, certified by the Trust's transfer agent or its President or a Vice-President to the
best of its or his or her knowledge and belief, for all the shareholders of record of Acquired Portfolio Shares as of the Valuation Time who are to become shareholders of the corresponding Acquiring Portfolio as a result of the transfer of assets that is the subject of this Plan.
	(f)	The Trust intends to mail to each shareholder of
record of each Acquired Portfolio entitled to vote at the
meeting of its shareholders at which action on this Plan is
to be considered, in sufficient time to comply with
requirements as to notice thereof, a Combined Proxy
Statement and Prospectus that complies in all material
respects with the applicable provisions of Section 14(a) of
the Securities Exchange Act of 1934, as amended, and Section
20(a) of the 1940 Act, and the rules and regulations,
respectively, thereunder.
	(g)	The Trust intends to file with the U.S. Securities
and Exchange Commission a registration statement or
statements on Form N-14 under the 1933 Act relating to the
Acquiring Portfolio Shares issuable hereunder
("Registration Statements"), and will use its best efforts
to provide that the Registration Statements become effective as promptly as practicable.  At the time a Registration
Statement becomes effective, it will:  (i) comply in all
material respects with the applicable provisions of the 1933
Act, and the rules and regulations promulgated thereunder;
and (ii) not contain any untrue statement of material fact
or omit to state a material fact required to be stated
therein or necessary to make the statements therein not
misleading.  At the time a Registration Statement becomes
effective, at the time of the shareholders' meeting of the
Acquired Portfolio, and at the Closing Date, the prospectus
and statement of additional information included in the
Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact
necessary to make the statements therein, in the light of
the circumstances under which they were made, not
misleading.
8.	Conditions Precedent to be Fulfilled by Trust on behalf
of the Portfolios.
	The consummation of the Plan with respect to an
Acquiring Portfolio and its corresponding Acquired Portfolio shall be subject to the following conditions:
	(a)	That:  (i) all the representations and warranties
contained herein concerning the relevant Portfolios shall be true and correct as of the Closing with the same effect as
though made as of and at such date; (ii) performance of all obligations required by this Plan to be performed by the
Trust on behalf of the relevant Portfolios shall occur prior to the Closing; and (iii) the Trust shall execute a
certificate signed by the President or a Vice President and
by the Secretary or equivalent officer to the foregoing
effect.
	(b)	That the form of this Plan shall have been adopted
and approved by the appropriate action of the Board of
Trustees of the Trust on behalf of the relevant Portfolios.
	(c)	That the U.S. Securities and Exchange Commission
shall not have issued an unfavorable management report under
Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940 Act.  And, further, no other legal, administrative or other proceeding shall
have been instituted or threatened that would materially
affect the financial condition of a Portfolio or would
prohibit the transactions contemplated hereby.
	(d)	That the Plan contemplated hereby shall have been
adopted and approved by the appropriate action of the
shareholders of the Acquired Portfolio at an annual or
special meeting or any adjournment thereof.
	(e)	That a distribution or distributions shall have
been declared for each Portfolio, prior to the Closing Date
that, together with all previous distributions, shall have
the effect of distributing to shareholders of each Portfolio
(i) all of its ordinary income and all of its capital gain
net income, if any, for the period from the close of its
last fiscal year to the Valuation Time and (ii) any
undistributed ordinary income and capital gain net income
from any prior period.  Capital gain net income has the
meaning assigned to such term by Section 1222(9) of the
Code.
	(f)	That there shall be delivered to the Trust on
behalf of each Acquired Portfolio an opinion from Messrs.
Stradley, Ronon, Stevens & Young, LLP, counsel to the Trust, to the effect that, provided the acquisition contemplated
hereby is carried out in accordance with this Plan and in
accordance with representations provided by the Trust in
certificates delivered to such counsel:
	(1)	The acquisition by each Acquiring
Portfolio of substantially all the assets of the
corresponding Acquired Portfolio, as provided for herein, in exchange for Acquiring Portfolio Shares and the assumption
by each such Acquiring Portfolio of the corresponding
Acquired Portfolio's liabilities followed by the
distribution by each such Acquired Portfolio to its
respective holders of voting shares of the corresponding
Acquired Portfolio in complete liquidation will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and each Portfolio will each be a "party to the reorganization" within the meaning of Section 368(b) of the
Code;
	(2)	No gain or loss will be recognized by an
Acquired Portfolio upon the transfer of substantially all of its assets to its corresponding Acquiring Portfolio in
exchange solely for voting shares of the Acquiring Portfolio and the assumption by the Acquiring Portfolio of the
Acquired Portfolio's liabilities (Sections 361(a) and 357(a)
of the Code);
	(3)	No gain or loss will be recognized by an
Acquiring Portfolio upon the receipt of substantially all of the assets of its corresponding Acquired Portfolio in
exchange solely for voting shares of the Acquiring Portfolio
(Section 1032(a) of the Code);
	(4)	No gain or loss will be recognized by an
Acquired Portfolio upon the distribution of voting shares of the corresponding Acquiring Portfolio to its shareholders
pursuant to the liquidations of the Acquired Portfolio (in
pursuance of the Plan) (Section 361(c)(1) of the Code);
	(5)	The basis of the assets of an Acquired
Portfolio received by its corresponding Acquiring Portfolio
will be the same as the basis of such assets to the Acquired Portfolio immediately prior to the exchange (Section 362(b)
of the Code);
	(6)	The holding period of the assets of an
Acquired Portfolio received by its corresponding Acquiring
Portfolio will include the period during which such assets
were held by the Acquired Portfolio (Section 1223(2) of the
Code);
	(7)	No gain or loss will be recognized by
the shareholders of an Acquired Portfolio upon the exchange
of their shares in the Acquired Portfolio for voting shares
of the corresponding Acquiring Portfolio (including
fractional shares to which they may be entitled) (Section
354(a) of the Code);
	(8)	The basis of the Acquiring Portfolio
Shares received by the corresponding Acquired Portfolio's shareholders (including fractional shares to which they may be entitled) shall be the same as the basis of the Acquired
Portfolio Shares exchanged therefor (Section 358(a)(1) of
the Code);
	(9)	The holding period of Acquiring
Portfolio Shares received by the corresponding Acquired
Portfolio's shareholders (including fractional shares to
which they may be entitled) will include the holding period
of the Acquired Portfolio's Shares surrendered in exchange
therefor, provided that the Acquired Portfolio's Shares were held as a capital asset on the effective date of the
Reorganization (Section 1223(1) of the Code); and
	(10)	Each Acquiring Portfolio will succeed to
and take into account as of the date of the transfer (as
defined in Section 1.381(b)-1(b) of the Treasury
Regulations) the items of the corresponding Acquired
Portfolio described in Section 381 (c) of the Code, subject
to the conditions and limitations specified in Sections 381,
382, 383 and 384 of the Code and the Income Tax Regulations
thereunder.
	(g)	That there shall be delivered to the Trust on
behalf of the Portfolios an opinion in form and substance satisfactory to it from Messrs. Stradley Ronon Stevens &
Young, LLP, counsel to the Trust, to the effect that,
subject in all respects to the effects of bankruptcy,
insolvency, reorganization, moratorium, fraudulent
conveyance, and other laws now or hereafter affecting
generally the enforcement of creditors' rights:
	(1)	Acquiring Portfolio Shares to be issued
pursuant to the terms of this Plan have been duly authorized and, when issued and delivered as provided in this Plan,
will have been validly issued and fully paid and will be non-assessable by the Trust, on behalf of the Acquiring
Portfolio;
	(2)	All actions required to be taken by the
Trust and/or Portfolios to authorize and effect the Plan
contemplated hereby have been duly authorized by all
necessary action on the part of the Trust and the
Portfolios;
	(3)	Neither the execution, delivery nor
performance of this Plan by the Trust violates any provision of the Trust's Amended and Restated Declaration of Trust or
By-laws, or the provisions of any agreement or other
instrument known to such counsel to which the Trust is a
party or by which the Portfolios are otherwise bound; this
Plan is the legal, valid and binding obligation of the Trust and each Portfolio and is enforceable against the Trust
and/or each Portfolio in accordance with its terms; and
			(4)	The Trust's registration statement of
which the prospectus dated October 23, 2000 relating to each Portfolio is a part (the "Prospectus") is, at the time of the signing of this Plan, effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order
suspending the effectiveness of such registration statement
has been issued, and no proceedings for such purpose have
been instituted or are pending before or threatened by the
U.S. Securities and Exchange Commission under the 1933 Act,
and nothing has come to counsel's attention that causes it
to believe that, at the time the Prospectus became
effective, or at the time of the signing of this Plan, or at the Closing, such Prospectus (except for the financial
statements and other financial and statistical data included therein, as to which counsel need not express an opinion),
contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or
necessary to make the statements therein not misleading; and
such counsel knows of no legal or government proceedings
required to be described in the Prospectus, or of any
contract or document of a character required to be described in the Prospectus that is not described as required.
In giving the opinions set forth above, counsel may
state that it is relying on certificates of the officers of
the Trust with regard to matters of fact, and certain
certifications and written statements of governmental
officials with respect to the good standing of the Trust.
	(h)	That the Trust's Registration Statement with
respect to the Acquiring Portfolio Shares to be delivered to the corresponding Acquired Portfolio's shareholders in
accordance with this Plan shall have become effective, and
no stop order suspending the effectiveness of the
Registration Statement or any amendment or supplement
thereto, shall have been issued prior to the Closing Date or shall be in effect at Closing, and no proceedings for the
issuance of such an order shall be pending or threatened on
that date.
	(i)	That the Acquiring Portfolio Shares to be
delivered hereunder shall be eligible for sale by the
Acquiring Portfolio with each state commission or agency
with which such eligibility is required in order to permit
the Acquiring Portfolio Shares lawfully to be delivered to
each shareholder of the corresponding Acquired Portfolio.
	(j)	That, at the Closing, there shall be transferred
to each Acquiring Portfolio aggregate Net Assets of the
corresponding Acquired Portfolio comprising at least 90% in
fair market value of the total net assets and 70% of the
fair market value of the total gross assets recorded on the
books of Acquired Portfolio on the Closing Date.
9.	Expenses.
	(a)	The Trust represents and warrants that there are
no broker or finders' fees payable by it in connection with
the transactions provided for herein.
	(b)	The expenses of entering into and carrying out the
provisions of this Plan shall be borne by American Skandia
Life Assurance Corporation or its affiliates.
10.	Termination; Postponement; Waiver; Order.
	(a)	Anything contained in this Plan to the contrary
notwithstanding, this Plan may be terminated and abandoned
at any time (whether before or after approval thereof by the shareholders of an Acquired Portfolio) prior to the Closing or the Closing may be postponed by the Trust on behalf of a
Portfolio by resolution of the Board of Trustees, if
circumstances develop that, in the opinion of the Board,
make proceeding with the Plan inadvisable.  The termination
or abandonment of this Plan or the postponement of the
Closing with respect to any Acquiring Portfolio and its
corresponding Acquired Portfolio shall not affect the
performance of this Plan by the other Portfolios unless this
Plan is terminated or abandoned or the closing is postponed
with respect to those other Portfolios.
	(b)	If the transactions contemplated by this Plan have
not been consummated by April 30, 2001, the Plan shall
automatically terminate on that date, unless a later date is agreed to by the Trust on behalf of the relevant Portfolios.
	(c)	In the event of termination of this Plan with
respect to an Acquiring Portfolio and its corresponding
Acquired Portfolio pursuant to the provisions hereof, the
same shall become void and have no further effect with
respect to such Acquiring Portfolio or Acquired Portfolio,
and neither the Fund, the Acquiring Portfolio nor the
Acquired Portfolio, nor the directors, officers, agents or shareholders shall have any liability in respect of this
Plan.
	(d)	At any time prior to the Closing, any of the terms
or conditions of this Plan may be waived by the party who is entitled to the benefit thereof by action taken by the
Trust's Board of Trustees if, in the judgment of such Board
of Trustees, such action or waiver will not have a material
adverse affect on the benefits intended under this Plan to
its shareholders, on behalf of whom such action is taken.
	(e)	The respective representations and warranties
contained in Sections 4 to 6 hereof shall expire with and be terminated by the Plan of Reorganization, and neither the
Trust nor any of its officers, directors, agents or
shareholders nor the Portfolios nor any of their
shareholders shall have any liability with respect to such representations or warranties after the Closing. This provision shall not protect any officer, director, agent or shareholder of any of the Portfolios or the Trust against any liability to the entity for which that officer,
director, agent or shareholder so acts or to any of the
Trust's shareholders to which that officer, director, agent
or shareholder would otherwise be subject by reason of
willful misfeasance, bad faith, gross negligence, or
reckless disregard of the duties in the conduct of such
office.
(f)	If any order or orders of the U.S. Securities and
Exchange Commission with respect to this Plan shall be
issued prior to the Closing and shall impose any terms or
conditions that are determined by action of the Board of
Trustees of the Trust on behalf of the Portfolios to be
acceptable, such terms and conditions shall be binding as if a part of this Plan without further vote or approval of the shareholders of the Acquired Portfolios, unless such terms and conditions shall result in a change in the method of
computing the number of Acquiring Portfolio Shares to be
issued to the corresponding Acquired Portfolio in which
event, unless such terms and conditions shall have been
included in the proxy solicitation material furnished to the shareholders of the corresponding Acquired Portfolio prior to the meeting at which the transactions contemplated by
this Plan shall have been approved, this Plan shall not be consummated and shall terminate unless the Trust on behalf of the Acquired Portfolio shall promptly call a special
meeting of shareholders at which such conditions so imposed
shall be submitted for approval.
11.	Entire Plan and Amendments.
This Plan embodies the entire plan of the Trust on
behalf of the Portfolios and there are no agreements,
understandings, restrictions, or warranties between the
parties other than those set forth herein or herein provided for.  This Plan may be amended only by the Trust on behalf
of a Portfolio in writing.  Neither this Plan nor any
interest herein may be assigned without the prior written
consent of the Trust on behalf of the Portfolio
corresponding to the Portfolio making the assignment.
12.	Notices.
Any notice, report, or demand required or permitted by
any provision of this Plan shall be in writing and shall be
deemed to have been given if delivered or mailed, first
class postage prepaid, addressed to the Trust at One
Corporate Drive, P.O. Box 883, Shelton, CT 06484, Attention:
Secretary.
13.	Governing Law.
This Plan shall be governed by and carried out in accordance with the laws of the Commonwealth of Massachusetts.
IN WITNESS WHEREOF, American Skandia Trust, on behalf of the AST MFS Growth Portfolio, AST Alger All-Cap Growth
Portfolio, AST Alger Growth Portfolio and AST Alger Mid-Cap
Growth Portfolio, has executed this Plan by its duly authorized officer, all as of the date and year first-above written.

AMERICAN SKANDIA TRUST
on behalf of
AST MFS Growth Portfolio,
AST Alger All-Cap Growth Portfolio,
AST Alger Growth Portfolio, and
AST Alger Mid-Cap Growth Portfolio.

Attest:	By:

__________________________________
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